    As filed with the Securities and Exchange Commission on December 1, 1998.

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ---------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          ---------------------------

                                GOLD RESERVE INC.
             (Exact name of registrant as specified in its charter)

        YUKON TERRITORY, CANADA                              NONE
(State of incorporation or organization)       (IRS Employer Identification No.)

     601 WEST RIVERSIDE, SUITE 1940
          SPOKANE, WASHINGTON                                99201
(Address of principal executive offices)                  (Zip Code)



If this form relates to the registration of a class of      If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act    securities pursuant to Section 12(g) of the Exchange
and is effective pursuant to General Instruction A.(c),     Act and is effective pursuant to General Instruction
please check the following box. |X|                         A.(d), please check the following box. | |


Securities to be registered pursuant to Section 12(b) of the Act:


         Title of each class                         Name of each exchange on which
         to be so registered                         each class is to be registered
         -------------------                         ------------------------------
CLASS A COMMON SHARES, NO PAR VALUE PER SHARE            NASDAQ SMALLCAP SYSTEM
                                                         THE TORONTO STOCK EXCHANGE

RIGHTS TO PURCHASE CLASS A COMMON SHARES                 NASDAQ SMALLCAP SYSTEM
                                                         THE TORONTO STOCK EXCHANGE



Securities to be registered pursuant to Section 12(g) of the Act: NONE

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Item 1.  Description of Registrant's Securities to be Registered.

     The information under the caption "Description of Securities and Comparison of Rights of Shareholders" set forth in Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-68061) of Gold Reserve Inc. (the "Company") filed with the Securities and Exchange Commission on November 30, 1998 is incorporated herein by reference.

Item 2.  Exhibits.


         Exhibit No.       Description of Exhibit
         -----------       ----------------------
             1.            Restated Articles of Incorporation of the Company
                           (incorporated by reference from Exhibit 3.1 to the
                           Company's Registration Statement on Form S-4,
                           Registration No. 333-68061).

             2. Bylaws of the Company (incorporated by reference from Exhibit 3.2 to the Company's Registration Statement on Form S-4, Registration No. 333-68061).

             3.            Shareholder Rights Plan Agreement of the Company
                           (incorporated by reference from Exhibit 4.3 to the Company's Registration Statement on Form S-4,
                           Registration No. 333-68061).


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                              GOLD RESERVE INC.



Date:    December 1, 1998                     By:  /s/ Robert A. McGuinness
                                                  ------------------------------
                                                   Robert A. McGuinness
                                                   Vice President of Finance and
                                                   Chief Financial Officer